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                                                                    EXHIBIT 10.8



                               AMENDMENT NO. 1 TO
                                     TEKELEC
                             OFFICER SEVERANCE PLAN


                  Section(d) of the Tekelec Officer Severance Plan is hereby amended to read in its entirety as follows:

                  "(d) (i) If in connection with, or within two years following, a Change in Control of the Company, (A) an Eligible Officer's employment with the Company (or the Acquiror) is terminated by the Company (or the Acquiror) without Cause or (B) an Eligible Officer terminates his/her employment with the Company (or the Acquiror) for "Good Reason," then all of such Eligible Officer's then unvested options and other rights to purchase or acquire securities or other property of the Company or the Acquiror (including but not limited to any options or rights assumed by the Acquiror in connection with the Change in Control), other than any such options or rights that were granted after the effective date of the Change in Control, shall automatically vest and become immediately exercisable in full and all of such Eligible Officer's options and rights to purchase securities or other property of the Company and/or the Acquiror (other than any such options and rights that are granted after the effective date of the Change in Control, which options and rights shall be governed by the terms thereof) shall be exercisable for a period of one year following the effective date of such Eligible Officer's termination of employment with the Company or the Acquiror, as the case may be (notwithstanding any terms or provisions to the contrary in any applicable stock option plan, stock option agreement or other plan or agreement); provided, however, that any such option or other right shall not be exercisable after the expiration of the term of such option or other right set forth in the option agreement or other agreement evidencing such right.

                           (ii) If in connection with a Change in Control of the
                  Company described in Section 2(e)(iii) of this Plan, an Eligible Officer is not offered, at least ten days prior to the effective date of such Change in Control, employment with the Acquiror after the effective date of the Change in Control on terms and conditions generally no less favorable to the Eligible Officer than the terms and conditions of his/her

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                  employment in effect with the Company immediately prior to the effective date of the Change in Control, then all of such Eligible Officer's unvested options and other rights to purchase or acquire the Company's securities that are outstanding immediately prior to the effective date of the Change in Control shall automatically vest and become immediately exercisable in full and all of such Eligible Officer's options and rights to purchase or acquire the Company's securities that are outstanding immediately prior to the effective date of the Change in Control shall be exercisable for a period of one year following the effective date of such Change in Control (notwithstanding any terms or provisions to the contrary in any applicable stock option plan, stock option agreement or other plan or agreement); provided, however, that any such option or other right shall not be exercisable after the expiration of the term of such option or other right set forth in the option agreement or other agreement evidencing such right."



Dated:   March 8, 1999